CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Rochdale Investment Trust with respect to the filing of the Prospectus and Statement of Additional Information for Rochdale Fixed Income Opportunities Portfolio, a series of Rochdale Investment Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 4, 2009